Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$62,605,692
Unrealized Gain (Loss) on Market Value of Futures	(31,648,290)
Dividend Income	7,389
Interest Income	14,613
ETF Transaction Fees	26,000
Total Income (Loss)	$31,005,404

Expenses
General Partner Management Fees	$344,188
Brokerage Commissions	175,697
SEC & FINRA Registration Expense	24,401
Professional Fees	23,937
NYMEX License Fee	8,605
Prepaid Insurance Expense	7,547
Non-interested Directors' Fees and Expenses	7,013
Total Expenses	$591,388
Net Income (Loss)	$30,414,016

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$696,084,280
Additions (18,500,000 Shares)	409,170,750
Withdrawals (20,400,000 Shares)	(459,337,089)
Net Income (Loss)	30,414,016

Net Asset Value End of Month	$676,331,957
Net Asset Value Per Share (32,466,476 Shares)	$20.83

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612